SHARE PURCHASE AGREEMENT

June 27, 2006

To:  I/NET, Inc.
     c/o Stephen Markee
     Chief Executive Officer & President
     stevemarkee@hotmail.com

Re:   Purchase of shares of newly issued, "restricted" common stock
(the "Common Stock") of I/NET, Inc., a Delaware corporation,
("Seller" herein)

Dear Seller:

   The undersigned (the "Buyer") offers to purchase the Common Stock of the Seller and agrees with Seller, subject to Seller's acceptance of this offer, as follows, to-wit:

RECITALS:

   A. The Seller and the Buyer are satisfied that they are aware of all material information respecting the past, present and proposed business operations of the Seller; that there is no current "established trading market" for the Common Stock; that it is uncertain at this time whether there will be any future market for the Common Stock; and that the purchase price being paid for the Common Stock bears no relationship to assets, book value or other established criteria of value.

   B. The Buyer represents and warrants the following as an additional inducement to the Seller to accept the offer outlined in this Agreement to purchase the Common Stock outlined below, to-wit:

      (i) The Buyer is not relying on any representation or warranty of the Seller whatsoever, except those representations and warranties contained in this Agreement, the LOI dated June 15, 2006 between I/NET,
Inc., James C. Knapp, Stephen J. Markee and Buyer (the
"LOI") and in any written communications between Stephen
J. Markee and and Tryant or the Seller and Tryant, each of which is incorporated herein by reference;

(ii) The Buyer has conducted an investigation of the risks and merits of an investment in the Seller and to the extent desired, including, but not limited to a review of the Seller's books and records, financial and otherwise, its annual, quarterly and current reports and any registration statements filed with the Securities and Exchange Commission and has had the opportunity, if desired, to discuss this documentation with the directors and executive officers of the Seller; to ask questions of these directors and executive officers; and that to the extent requested, all such questions have been answered to the Buyer's satisfaction;
      (iii) The Buyer is an "accredited investor" as that term is known or defined under applicable United States securities laws, rules and regulations, and/or is fully capable of evaluating the risks and merits associated with the execution of this Agreement and the purchase of this Common Stock, without qualification;

      (iv) The Buyer has full power and authority to execute and deliver this Agreement, without qualification;

      (v) The Buyer is purchasing the Common Stock for the Buyer's account only, and not for the account of or in concert with any other person or entity, and except as indicated herein, there are no arrangements, understandings or agreements, written or oral, respecting the subsequent resale of any of the Common Stock;

      (vi) The Buyer will fully comply with all provisions of United States and state securities laws, rules and regulations in the resale of any of the Common Stock acquired hereunder; will timely make all required filings regarding beneficial ownership of the Common Stock with the Securities and Exchange Commission;

      (vii) The Buyer is not an "affiliate" or an "associate" of the Seller; and

      (viii) The Buyer (nor any of its principal stockholders or directors or executive officers, if the Buyer is a business entity): (a) has never been party to any adverse action brought by the Securities and Exchange Commission or any similar state agency; (b) any material criminal proceeding regarding the purchase or sale of securities or other crimes, excluding only misdemeanor crimes; or (c) filed bankruptcy proceedings within the past five years.

ACCORDINGLY, THE PARTIES HERETO (SUBJECT TO THE SELLER'S ACCEPTANCE HEREOF) AGREE AS FOLLOWS:

   C. The Buyer hereby offers to purchase the number of shares of Common Stock of the Seller listed on the Signature Page hereof, free and clear of any liens or encumbrances whatsoever;

   D. The purchase price of the Common Stock shall be $50,000 (Fifty-Thousand Dollars) payable in cash, cashier's check, or certified check, within ten days of the date hereof, which $50,000 will be paid directly the following creditors in the following amounts:

         $40,000 to BDO Seidman
         $10,000 to National City Bank.

      1. Certificates representing the Common Stock shall be delivered to the Buyer in exchange for full payment of the Purchase Price by the Buyer to the Seller.

      2. By acceptance of this offer, the Seller hereby covenants and warrants:
         (i) That the Seller has the right to sell, transfer, convey and assign the Common Stock;

         (ii) That the Seller has done no act to encumber the Common Stock, and that the Common Stock is free and clear of any liens or encumbrances whatsoever;

       E. The Buyer and Seller further agree that any action based upon this Agreement or any of the matters covered hereby shall be brought only in the federal and state courts situated in the State of Utah, and that the prevailing party in any such action shall be entitled to recover reasonable attorney's fees and costs.

"BUYER"

Tryant, LLC
1608 West 2225 South
Woods Cross, Utah 84087

By: /s/ Jeff Jenson            Dated: July 7, 2006
---------------------          -------------------
        Jeff D. Jenson
        Managing Director

13,429,491 (Thirteen-Million-Four-Hundred-Twenty-Nine- THOUSAND-Four-
Hundred-Ninety-One) shares.
Number of Shares Being Purchased

$50,000.00 (Fifty-Thousand Dollars).
Aggregate Purchase Price

"SELLER"

I/NET, Inc.

By: /s/ Stephen Markee         Dated: July 7, 2006
---------------------          -------------------
        President and CEO
        5587 Texas Drive
        Kalamazoo, MI 49009